                          WAIVER AND FIRST AMENDMENT TO
                  SECOND AMENDED AND RESTATED REVOLVING CREDIT,
                        TERM LOAN AND SECURITY AGREEMENT

         THIS WAIVER AND FIRST AMENDMENT TO SECOND AMENDED AND RESTATED
REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (this "AMENDMENT") is made and entered into as of this 16 day of August, 2004, by and between each of
OPTICARE HEALTH SYSTEMS, INC., a Delaware corporation, OPTICARE EYE HEALTH
CENTERS, INC., a Connecticut corporation, PRIMEVISION HEALTH, INC., a Delaware corporation, and OPTICARE ACQUISITION CORPORATION, a New York corporation
(collectively, the "BORROWER"), and CAPITALSOURCE FINANCE LLC, a Delaware
limited liability company (the "LENDER").

                                    RECITALS

         A. Pursuant to that certain Second Amended and Restated Revolving
Credit, Term Loan and Security Agreement dated as of March 29, 2004, by and between Opticare Health Systems, Inc., Opticare Eye Health Centers, Inc. and
Primevision Health, Inc., each as borrower, and Lender (as amended to date and as amended, supplemented, modified and restated from time to time, collectively, the "LOAN AGREEMENT"), the Lender agreed to make available to such borrowers the
Revolving Facility.

         B. Borrower has informed Lender that it has failed to maintain the minimum Fixed Charge Ratio pursuant to Section 1 of Annex I to the Loan
Agreement for the Test Periods ending on March 31, 2004, April 30, 2004, May 31,
2004 and June 30, 2004, and has requested that Lender waive any Defaults or
Events of Default caused by such failure.

         C. Lender has agreed to waive certain Defaults and Events of Default, and to enter into certain amendments to the Loan Agreement upon the terms and conditions set forth herein and in the Loan Agreement provided (among other things) that the parties hereto execute and deliver this Amendment and otherwise comply with the agreements set forth herein and in the Loan Agreement.

         D. In furtherance of the foregoing, the parties hereto desire to enter into this Amendment to amend certain aspects of the Loan Agreement as more particularly provided herein.

         NOW, THEREFORE, in consideration of the foregoing, the terms and conditions, premises and other mutual covenants set forth in this Amendment, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lender and Borrower hereby agree as follows:

         SECTION 1. DEFINITIONS. Unless otherwise defined herein, all capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

         SECTION 2. AMENDMENTS TO LOAN AGREEMENT. The sections, definitions, schedules, annexes and exhibits of and to the Loan Agreement referenced and/or set forth on Annex A to this Amendment are hereby amended and restated in full to read as set forth on such Annex A, which annex is incorporated herein and made a part hereof and of the Loan Agreement.

         SECTION 3. WAIVER. Lender hereby waives any Default or Event of Default that has occurred with respect to Borrower's failure to maintain the minimum
Fixed Charge Ratio pursuant to Section 1 of Annex I to the Loan Agreement for the Test Periods ending on March 31, 2004, April 30, 2004, May 31, 2004 and June
30, 2004.

         SECTION 4. REPRESENTATIONS AND WARRANTIES.

         (a) Notwithstanding any other provision of this Amendment, each
Borrower hereby (a) confirms and makes all of the representations and warranties set forth in the Loan Agreement and other Loan Documents with respect to such
Borrower and this Amendment and confirms that they are true and correct, (b)
represents and warrants that they are Affiliates of each other, and (c)
specifically represents and warrants to Lender that it has good and marketable title to all of its respective Collateral, free and clear of any Lien or security interest in favor of any other Person (other than Permitted Liens).

         (b) Each Borrower hereby represents and warrants as of the date of this
Amendment and as of the Effective Date as follows: (i) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the execution, delivery and performance by it of this Amendment and the Loan Documents, as applicable, are within its powers, have been duly authorized, and do not contravene (A) its articles of organization, operating agreement, or other organizational documents, or (B) any applicable law; (iii) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Authority or other
Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment or the Loan Documents, as applicable, by or against it; (iv) this Amendment and the Loan Documents, as applicable, have been duly executed and delivered by it; (v) this Amendment and the Loan Documents, as applicable, constitute its legal, valid and binding obligations enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity; and (vi) it is not in default under the Loan Agreement and no Default or Event of Default exists, has occurred or is continuing.

         SECTION 5. EXPENSES. Borrower shall pay all costs and expenses incurred by Lender or any of its Affiliates, including, without limitation, documentation and diligence fees and expenses, all search, audit, appraisal, recording, professional and filing fees and expenses and all other out-of-pocket charges and expenses (including, without limitation, UCC and judgment and tax lien searches and UCC filings and fees for post-Closing UCC and judgment and tax lien searches) in connection with entering into, negotiating, preparing, reviewing and executing this Amendment and the Loan Documents contemplated hereby and all related agreements, documents and instruments, including, without limitation, the UCC-1 Financing Statements and searches required hereunder and under the
Loan Agreement, and all of the same may be charged to Borrower's account and shall be part of the Obligations. In addition and without limiting the foregoing, Borrower shall pay all taxes (other than taxes based upon or measured by Lender's income or revenues or any personal property tax), if any, in connection with the issuance of the amended note and the recording of the security documents and financing statements therefor and pursuant to the
Security Documents contemplated hereby.

         SECTION 6. REFERENCE TO THE EFFECT ON THE LOAN AGREEMENT. Upon the
effectiveness of this Amendment, (i) each reference in the Loan Agreement to
"this Agreement," "hereunder," "hereof," "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended by this
Amendment, and (ii) each reference in any other Loan Document to the "Loan
Agreement" shall mean and be a reference to the Loan Agreement as amended by this Amendment. Each reference herein to the Loan Agreement shall be deemed to mean the Loan Agreement as amended by this Amendment. Except as specifically amended hereby, the Loan Agreement and all other Loan Documents shall remain in full force and effect and the terms thereof are expressly incorporated herein and are ratified and confirmed in all respects. This Amendment is not intended to be or to create, nor shall it be construed as or constitute, a novation or an accord and satisfaction but shall constitute an amendment of the Loan Agreement.
The parties hereto agree to be bound by the terms and conditions of the Loan
Agreement as

amended by this Amendment as though such terms and conditions were set forth herein in full. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement or any other Loan Document or any other documents, instruments and agreements executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing whether arising before or after the Effective Date or as a result of performance hereunder.

         SECTION 7. GOVERNING LAW AND JURY TRIAL. THIS AMENDMENT AND THE RIGHTS
AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET
FORTH IN THE LOAN AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND
NOTICE PROVISIONS OF THE LOAN AGREEMENT.

         SECTION 8. HEADINGS AND COUNTERPARTS. The captions in this Amendment are intended for convenience and reference only and do not constitute and shall not be interpreted as part of this Amendment and shall not affect the meaning or interpretation of this Amendment. This Amendment may be executed in one or more counterparts, all of which taken together shall constitute but one and the same instrument. This Amendment may be executed by facsimile transmission, which facsimile signatures shall be considered original executed counterparts for all purposes, and each party to this Amendment agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party to this Amendment.

         SECTION 9. AMENDMENTS. This Amendment may not be changed, modified, amended, restated, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing or in any other manner other than by the written agreement of Lender and both Borrowers. This Amendment shall be considered part of the Loan Agreement for all purposes under the Loan Agreement.

         SECTION 10. ENTIRE AGREEMENT. This Amendment, the Loan Agreement and
the other Loan Documents constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

         SECTION 11. MISCELLANEOUS. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.
This Amendment shall inure to the benefit of Lender, all future holders of any note, any of the Obligations or any of the Collateral and all Transferees, and
each of their respective successors and permitted assigns. No Borrower may assign, delegate or transfer this Amendment or any of its rights or obligations under this Amendment without the prior written consent of Lender. No rights are intended to be created under this Amendment for the benefit of any third party donee, creditor or incidental beneficiary of Borrower or any Guarantor. Nothing contained in this Amendment shall be construed as a delegation to Lender of any
Borrower's or any Guarantor's duty of performance, including, without limitation, any duties under any account or contract in which Lender has a security interest or Lien. This Amendment shall be binding upon Borrowers and their respective successors and assigns.

         SECTION 12. EFFECTIVE DATE. Notwithstanding the date of execution or delivery of this Amendment or any other date set forth herein, this Amendment shall be effective on the date (the "EFFECTIVE DATE") upon which the following conditions precedent are satisfied:

         (a) execution and delivery to Lender of this Amendment by each
Borrower;

         (b) receipt by Lender of all fees, charges and expenses payable to
Lender on or prior to the Effective Date, including, without limitation, a
$25,000 amendment fee (which fee shall include all legal fees referred to in
Section 5 above); and

         (c) receipt by Lender of a guaranty agreement in form and substance acceptable to Lender executed by Palisade Concentrated Equity Partnership, L.P.

                        [SIGNATURES APPEAR ON NEXT PAGE]

                  IN WITNESS WHEREOF, the parties have caused this Waiver and
First Amendment to Second Amended and Restated Revolving Credit, Term Loan and
Security Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

LENDER:                              CAPITALSOURCE FINANCE LLC,
                                     a Delaware limited liability company

                                     By:/s/ Keith D. Reuben
                                        --------------------------------
                                     Name:  Keith D. Ruben
                                     Title:  COO
BORROWERS:

                                     OPTICARE HEALTH SYSTEMS, INC.,
                                     a Delaware corporation

                                     By:/s/ Dean J. Yimoyines
                                        --------------------------------
                                     Name: Dean J. Yimoyines
                                     Its: CEO

                                     PRIMEVISION HEALTH, INC.,
                                     a Delaware corporation

                                     By:/s/ Dean J. Yimoyines
                                        --------------------------------
                                     Name: Dean J. Yimoyines
                                     Its: President

                                     OPTICARE EYE HEALTH CENTERS, INC.,
                                     a Connecticut corporation

                                     By:/s/ Dean J. Yimoyines
                                        --------------------------------
                                     Name: Dean J. Yimoyines
                                     Its: CEO

                                     OPTICARE ACQUISTION CORP.

                                     By:/s/ Dean J. Yimoyines
                                        --------------------------------
                                     Name: Dean J. Yimoyines
                                     Its: President

                                     ANNEX A
                                       TO
                               FIRST AMENDMENT TO
             SECOND AMENDED AND RESTATED REVOLVING CREDIT, TERM LOAN
                             AND SECURITY AGREEMENT

         Effective as of the Effective Date, the Loan Agreement is hereby amended as follows:

         1. AMENDMENT TO SECTION 2.1(C) OF THE LOAN AGREEMENT. Subsection (c) of
Section 2.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                  "Borrower shall be permitted to borrow on August 17, 2004, in addition to the Availability (the "Overadvance") in a single draw not to exceed $2,000,000 (the "Maximum Overadvance Amounts"). The
         Overadvance shall be part of the Revolving Facility, evidenced by the
         Revolving Note and, when aggregated with all other Advances, be subject at all times to the Facility Cap. The Overadvance shall be repaid in eleven monthly installments of $100,000 commencing on October 1, 2004, and the aggregate balance of the Overadvance shall be due and payable in full in cash on August 31, 2005, and if at any time the aggregate outstanding balance of the Overadvance exceeds the Maximum Osveradvance
         Amount, the Borrower shall immediately repay such excess. No
         Overadvance shall be made at any time that a Default or Event of
         Default shall have occurred and be continuing past any cure period. Any mandatory prepayment of the Overadvance pursuant to Section 2.10 hereof shall permanently reduce the Overadvance."

         2. AMENDMENT TO SECTION 2.3 OF THE LOAN AGREEMENT. Section 2.3 of the
Loan Agreement is hereby amended and restated in its entirety as follows:

                  "Interest on outstanding Advances under the Revolving Note shall be payable monthly in arrears on the first day of each calendar month at an annual rate of Prime Rate plus 1.5%, provided, however, that, notwithstanding, any provision of any Loan Document, (i) the interest on all outstanding Overadvances under the Revolving Note shall be payable monthly in arrears on the first day of each calendar month at an annual rate of Prime Rate plus 5.5%, (ii) the interest on all outstanding Advances (including all Overadvances) under the Revolving
         Note shall be not less than 6.0%, and (iii) in each case shall be calculated on the basis of a 360-day year and for the actual number of calendar days elapsed in each interest calculation period. Interest accrued on each Advance under the Revolving Note shall be due and payable on the first day of each calendar month, in accordance with the procedures provided for in Section 2.5 and Section 2.9, commencing
         February 1, 2002, and continuing until the later of the expiration of the Term and the full performance and irrevocable payment in full in cash of the Obligations and termination of this Agreement."

         3. AMENDMENT TO SECTION 3.4 OF THE LOAN AGREEMENT. Section 3.4(a) of
the Loan Agreement is hereby amended and restated in its entirety as follows:

                  (a) Revolver Early Termination Fee. If (i) Borrower terminates the Revolving Facility under Section 11.1 hereof, (ii) Borrower is required to make payment in full of the

         Revolving Facility and/or Obligations relating to the Revolving
         Facility upon the occurrence of an Event of Default, (iii) a voluntary or involuntary Change of Control or payment pursuant to Section 2.11 occurs, (iv) any other voluntary or involuntary prepayment of the
         Revolving Facility and/or Obligations relating to the Revolving
         Facility by Borrower or any other Person occurs (other than reductions to zero of the outstanding balance of the Revolving Facility resulting from the ordinary course operation of the provisions of Section 2.5), whether by virtue of Lender's exercising its right of set-off or otherwise, (v) Lender accelerates the Revolving Note or makes any demand on the Revolving Note, or (vi) any payment or reduction of the outstanding balance of the Revolving Note and/or the Revolving
         Facility is made during a bankruptcy, reorganization or other proceeding or is made pursuant to any plan of reorganization or liquidation or any Debtor Relief Law, (each, a "REVOLVER
         TERMINATION"), then, at the effective date of any such termination,
         Borrower shall pay Lender (in addition to the then outstanding principal, accrued interest and other Obligations relating to the
         Revolving Facility pursuant to the terms of this Agreement and any other Loan Document), as yield maintenance for the loss of bargain and not as a penalty, an amount equal to (x) if the revolver termination occurs prior to December 31, 2005, 4% of the Facility Cap, or (y) if
         the revolver termination occurs on or after December 31, 2005, but prior to expiration of the Revolving Facility Term, 3% of the Facility
         Cap; provided, however, that in the event the revolver termination arises pursuant to a voluntary prepayment of the Revolving Facility and Obligations relating to the Revolving Facility by Borrower pursuant to a refinancing by a third party commercial financial institution whose primary business is providing senior secured financing the yield maintenance for the loss of bargain shall be equal to an amount equal to (x) if the revolver termination occurs prior to
         December 31, 2005, the greater of (1) 4% of the Facility Cap and (2)
         the Yield Maintenance Amount, and (y) if the revolver termination occurs prior to expiration of the Revolving Facility Term, the greater of (1) 3% of the Facility Cap and (2) the Yield Maintenance Amount.

         4.       AMENDMENT TO ANNEX I OF THE LOAN AGREEMENT.

         (a) Section 1 of Annex I to the Loan Agreement is hereby amended and restated in its entirety as follows.

                  "Commencing on the last calendar day of the Test Period ending
         March 31, 2005, and at the end of any calendar month during which any of the Obligations are outstanding thereafter, the Fixed Charge Ratio shall not be less than 1.0 to 1 for the most recent Test Period then ended."

         (b) Section 2 of Annex I to the Loan Agreement is hereby amended and restated in its entirety as follows:

                           "Until full performance and satisfaction, and
         indefeasible payment in full in cash, of all the Obligations, Borrower, individually and collectively on a consolidated and consolidating basis, will maintain a minimum Tangible Net Worth at all times (a) from the Closing Date through November 13, 2003, equal to (-$26,965,000)
         which is Borrower's Tangible Net Worth as of September 30, 2001, (b)
         from November 14, 2003 through March 31, 2004, equal to (-$10,000,000),
         (c) from April 1, 2004 through August 15, 2004 equal to (-$2,000,000), and (d) from August 16, 2004 through the end of the Term, equal to
         (-$3,000,000); provided however, that if Borrower's minimum Tangible
         Net Worth at any time declines below the levels set forth in this covenant due to asset sales, then such decline shall not constitute a default hereunder."

         (c) Annex I is hereby amended by adding a new Section 3 to read in full as follows:

                  "3) DEBT SERVICE COVERAGE RATIO (EBITDA TO DEBT SERVICE)

                  For each DSCR Test Period ending on the last day of each
         calendar month set forth below, the Debt Service Coverage Ratio shall not be less than ratio set forth across from such month:

         Month                                  DSCR
         -----                                  ----
         October   2004                         0.7: 1.0
         November 2004                          0.8: 1.0
         December 2004                          0.8: 1.0
         January 2005                           0.9: 1.0
         February 2005                          1.0: 1.0

          (d) Annex I is hereby amended by adding the following definition thereto in proper alphabetical order to read in full as follows:

                  "Debt Service Coverage Ratio" shall mean, at any date of
          determination, for Borrower individually and collectively on a consolidated and consolidating basis, the ratio of (a) EBITDA for the
          DSCR Test Period most recently ended on or before such date, to (b)
          the sum of (i) scheduled or other required payments of principal on the Revolving Loan (excluding scheduled or other required payments of principal on the Overadvance) and Term Loan, and (ii) Interest Expense
          (with respect to the Revolving Loan and Term Loan for such period) for the DSCR Test Period most recently ended on or before such date, in each case taken as one accounting period."

                  "DSCR Test Period" shall mean the three (3) most recent
          calendar months then ended (taken as one accounting period); provided, however, that (i) for the calendar month ended October 31, 2004, the
          DSCR Test Period shall be such calendar month; and (ii) for the calendar month ended November 30, 2004, the DSCR Test Period shall be the two preceding calendar months then ended (taken as one accounting period).

          (e) Annex I is hereby amended by amending and restating the following definitions to read as follows:

                  "Fixed Charges" shall mean, the sum of the following: (a)
          Total Debt Service, (b) Capital Expenditures, (c) income taxes paid in cash or accrued, and (d) dividends and/or Distributions paid in cash.

                  "Total Debt Service" shall mean the sum of (i) scheduled or other required payments of principal on Indebtedness (excluding scheduled or other required payments of principal on the Overadvance), and (ii) Interest Expense, in each case for such period.

         5. AMENDMENT TO APPENDIX A OF THE LOAN AGREEMENT;.

          (a) Appendix A is hereby amended by adding the following definition thereto in proper alphabetical order to read in full as follows:

                  "First Amendment" shall mean that certain Waiver and First
          Amendment to Second Amended and Restated Revolving Credit, Term Loan
          and Security Agreement, dated as of August 16, 2004, by and between the Borrowers and Lender.

         (b) Appendix A is hereby amended by amending and restating the following definitions to read as follows:

                  "Revolving Facility Term" shall mean the period commencing on the Closing Date and ending on the date that is five (5) years after the Closing Date"

                  "Yield Maintenance Amount" shall mean an amount equal to the difference between (x) the all-in effective yield (measured as a percentage per annum), excluding the Commitment Fee, which could be earned on the Revolving Balance from the Closing Date through and including January 25, 2007, and (y) the total interest and fees, excluding the Commitment Fee, actually paid by Borrower to Lender on the Revolving Facility prior to the later of the Termination Date or the date of prepayment. As used herein, "Revolving Balance" shall mean, on any date of determination, the average outstanding balance under the
         Revolving Facility for the immediately preceding twelve (12) months ending on such date.